UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2025

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On July 23, 2025, Mobix Labs, Inc. (the “Company”) announced that Fabian Battaglia, Chief Executive Officer (“CEO”) and a named executive officer of the Company, notified the Company of his decision to step down from his role as CEO, effective July 25, 2025.

Mr. Battaglia will remain actively involved with the Company as a senior advisor and consultant to the CEO and Board of Directors (the “Board”) until December 31, 2026, and will continue as a member of the Board. The Company will continue to pay for Mr. Battaglia’s and his spouse’s health benefits (COBRA) for 36 months. He will also retain the equity awards already granted to him. Mr. Battaglia’s decision to retire is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Certain Officers

On July 23, 2025, the Company also announced that Philip Sansone has been appointed to serve as CEO of the Company, effective July 25, 2025.

Prior to his appointment to CEO, Mr. Sansone, 65, served as Interim CEO of the Company from April 2025 to July 2025 and Vice President of Worldwide Sales at the Company from September 2021 to April 2025. Prior to his service at the Company, Mr. Sansone served as Vice President of Global Distribution at MaxLinear, a provider of radio frequency, analog, digital and mixed-signal integrated circuits, from April 2019 to September 2021. Mr. Sansone received his bachelor’s degree in business administration from the New York Institute of Technology and brings decades of worldwide sales and distribution experience to the Company.

There is no arrangement or understanding between Mr. Sansone and any other person pursuant to which Mr. Sansone has been appointed as CEO. There are no family relationships between Mr. Sansone and any of the Company’s directors and executive officers, and Mr. Sansone is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Officers

At the time of this filing, the Company and Mr. Sansone have not finalized the compensation arrangements in connection with his appointment as CEO. The Company will file an amendment to this Current Report on Form 8-K disclosing the material terms of such arrangements once they have been determined and finalized.

Item 7.01. Regulation FD Disclosure.

On July 23, 2025, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated July 23, 2025 issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Dated: July 29, 2025	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer